As filed with the Securities and Exchange Commission on October 13, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2010

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of Directors.

On October 12, 2010, the Board of Directors of B&G Foods, Inc. elected Charles F. Marcy and Cheryl M. Palmer to serve as directors until the 2011 annual meeting of stockholders.  The appointments, which are effective immediately, fill a vacancy on the board created by the previously announced resignation of James R. Chambers, and also increase the size of B&G Foods’ Board to eight members.  The Board has determined that Mr. Marcy and Ms. Palmer are independent under the listing standards of the New York Stock Exchange and B&G Foods’ Corporate Governance Guidelines.  The elections of Mr. Marcy and Ms. Palmer increase the number of independent directors on the Board to six.  Committee assignments for Mr. Marcy and Ms. Palmer have not been finalized as of the date of this report.

Mr. Marcy and Ms. Palmer will receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation practices described in B&G Foods’ Annual Proxy Statement filed with the Securities and Exchange Commission on April 1, 2010; provided, however, that, the initial annual cash fee and equity award to be received by Mr. Marcy and Ms. Palmer will be pro-rated.

A copy of B&G Foods’ press release announcing the foregoing is attached to this report as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1            Press Release dated October 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 13, 2010	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and Chief Financial Officer